UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Synovus Financial Corp.
(Exact name of registrant as specified in its charter)

Georgia	58-1134883
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia	31901
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D Liquation Preference $25.00 per Share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
Securities Act registration statement file number to which this form relates:
File No. 333-212916
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered

For a description of the of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value and $25 liquidation preference per share (the “Series D Preferred Stock”) of Synovus Financial Corp. (the “Registrant”), to be registered hereunder, reference is made to the information set forth under the heading “Description of the Preferred Stock” in the Registrant’s Prospectus Supplement dated June 12, 2018, as filed with the Securities and Exchange Commission (the “Commission”) on June 14, 2018, pursuant to Rule 424(b)(5) under the Securities Act of 1933 and under the heading “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3ASR (File No. 333-212916), filed with the Commission on August 4, 2016, which information is incorporated herein by reference.
Item 2. Exhibits

Exhibit No.	Description
3.1
Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 9, 2010).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant with respect to the Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 25, 2013).

3.3
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 29, 2014).

3.4
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant, (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 19, 2014).

3.5
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant with respect to the Series D Preferred Stock, dated June 20, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2018).

3.6	Bylaws, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Commission on November 9, 2010).

4.1	Form of Certificate representing the Series D Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 21, 2018).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: June 21, 2018	By:	/s/ Allan E. Kamensky
	Name:	Allan E. Kamensky
	Title:	Executive Vice President, General Counsel and Secretary